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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Major Chevrolet, Inc. and Affiliates
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 14, 1997 relating to the financial statements of Major Chevrolet, Inc. and Affiliates, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Interest of Named Experts and Counsel" in the Prospectus.



                                                       BDO Seidman, LLP



New York, New York
October 21, 1997